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                         L E A S E   C O N T R A C T

GEORGIA
DEKALB COUNTY

THIS LEASE, made this 1ST day of JUNE, 1995, by and between DEKALB CORNERS, a division of DEKALB STEEL, INC., first party, (hereinafter called "Landlord"), and ASA TIRE SYSTEMS GROUP, second party, (hereinafter called "Tenant").

                            W I T N E S S E T H:

                                  PREMISES

1. The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid by the Tenant, has leased and rented, and by these presents does lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called premises), to wit: A PORTION of DEKALB CORNERS CENTER office building, located at 3469 Lawrenceville Highway, Dekalb County, Georgia, said portion being more particularly described as follows: 1395 square feet of floor space located the 1ST floor of said DEKALB CORNERS
CENTER building according to the attached drawing marked EXHIBIT "A".

                                    TERM

2. To have and to hold the same for a term beginning on the 1st day of AUGUST, 1995, and ending on the 31ST day of JULY, 1998, at midnight, unless sooner terminated as hereinafter provided.

                                   RENTAL

3. Tenant agrees to pay Landlord, by payments to Landlord at 3469 Lawrenceville Highway, Dekalb County, Georgia, promptly on the first day of each month in advance, during the term of this lease, a monthly rental of ***ONE THOUSAND FIVE HUNDRED SIXTY NINE AND 38/100** DOLLARS ($*1,569.38*).

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                                UTILITY BILLS

4. Landlord shall pay water, sewer, and electricity bills for the leased premises, or used by the tenant in connection therewith. If Landlord does not pay the same, Tenant may pay the same and such payment shall be deducted from the rental of the premises.

                             USE OF THE PREMISES

5. Premises shall be used for GENERAL OFFICE purposes and no other. Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on premises.

                       ABANDONMENT OF LEASED PREMISES

6. Tenant agrees not to abandon or vacate leased premises during the period of this lease, and agrees to use said premises for the purpose herein until the expiration hereof.

                             REPAIRS BY LANDLORD

7. Landlord agrees to keep in good repair the roof, foundations, exterior walls including glass, exterior doors, common spaces, elevator, parking lot and utilities except repairs rendered necessary by the negligence of Tenant, its agents, employees, or invites. Landlord gives exclusive right of control of said premises and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it in which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by landlord by reason of such defects.

                              REPAIRS BY TENANT

8. Tenant accepts the leased premises in their present condition and as suited for the use intended by Tenant. Tenant shall, throughout the initial term of the lease and all renewals thereof, at its expense, maintain in good order and repair the leased premises, including electrical and plumbing fixtures, except those repairs expressly required to be made by Landlord.

                      TAXES & UTILITY RATE ESCALLATION

9.  This section was deleted.

                    DESTRUCTION OF, OR DAMAGE TO PREMISES

10. If premises are totally destroyed by storm, fire, lighting, earthquake, or other casualty, this lease shall terminate as of the date of such destruction, and all rental shall be accounted for as of that date. If premises are damaged but not destroyed by such casulaties, rental shall abate in such proportion as use of premises has been destroyed, and Landlord shall restore premises to substantially the same
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condition as before the damage as speedily as practicable, whereupon full rental shall recommence.

                                  INDEMNITY

11. Tenant agrees to indemnify and hold harmless the Landlord against all claims for damages to persons or property by reason of the use or occupancy of the leased premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court cost.

                             GOVERNMENTAL ORDERS

12. Tenant agrees, at his own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy of said premises. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then the Landlord or Tenant who is obligated to comply with such requirements is privileged to terminate this lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirements by party giving such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in a manner satisfactory to party giving notice.

                                CONDEMNATION

13. If the whole of the leased premises, or such portion thereof as will make premises unuseable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between the Landlord and Tenant as of that date. "Tenant shall not be entitled to any part of the condemnation award or any payment in lieu thereof and expressly waives any right to make a claim which would reduce the award otherwise payble to Landlord."

                          ASSIGNMENT AND SUBLETTING

14. Tenant may sublease portions of the leased premises to others provided such subleassee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said premises shall be used. Except as provided in preceding sentence, Tenant shall not, without prior written consent of Landlord endorsed hereon, assign this lease or any interest hereunder, or sublet premises or any part thereof, or permit the use of premises by any party other than Tenant. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior

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written consent of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

                             REMOVAL OF FIXTURES

15. Tenant may (if not in default hereunder) prior to the expiration of this lease, or any extension thereof, remove all fixtures and equipment which the Tenant has placed in premises, provided Tenant repairs all damage to premises by such removal.

                      CANCELLATION OF LEASE BY LANDLORD

16. It is mutually agreed that in the event the Tenant shall default in the payment of rent herein reserved, when due, and fails to cure said default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the date of written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty
(60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this lease by written notice to Tenant; whereupon this lease shall end. Any notice in this paragraph may be given by Landlord, or his attorney, or Agent herein named. Upon termination by Landlord, Tenant will at once surrender possession of the premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

                            RELETTING BY LANDLORD

17. Landlord, as Tenant's agent, without terminating this lease, upon Tenant's breaching this contract, may at Landlord's option enter upon and rent premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.

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                                    SIGNS

18. Tenant shall place no signs upon the property without written consent of the Landlord. Any and all signs placed on the property by the Tenant shall be maintained in compliance with rules and regulations as set forth by the Landlord. Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs, and Tenant agrees upon removal of such signs to repair all damage incident to such removal.

                           ENTRY FOR CARDING, ETC.

19. Landlord may card premises "For Rent" sixty (60) days before the termination of this lease, and "For Sale" at any time during the lease. Landlord may enter premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any.

                       EFFECT OF TERMINATION OF LEASE

20. No termination of this lease prior to the normal ending thereof, by laps of time or otherwise, shall affect the Landlord's right to collect rent for the period to termination thereof.

                             MORTGAGEE'S RIGHTS

21. Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the premises by Landlord.

                              NO ESTATE IN LAND

22. This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

                                HOLDING OVER

23. If Tenant remains in possession of premises after expiration of the term hereof, with Landlord's acquiescence and without express agreement of parties, Tenant shall be a tenant at will at a rental rate of 150 percent of the rental rate in effect at the end of the lease if the tenant holds over; and there shall be no renewal of this lease by operation of law.

                        ATTORNEY'S FEES AND HOMESTEAD

24. If any rent owning under this lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorney's fees. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this lease. Tenant hereby assigns to Landlord his homestead and exemption.

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                              RIGHTS CUMULATIVE

25. All rights, powers, and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

                              SERVICE OF NOTICE

26. Tenant hereby appoints as his agent to receive service of all dispossessory or distaint proceedings and notices thereunder, and all notices required under this lease, the person in charge of leased premises at the time, or occupying said premises and if no person is in charge, or occupying said premises, then such service or notice may be made by attaching the same on the main entrance to said premises. A copy of all notices under this lease shall also be sent to Tenant's last known address.

                              WAIVER OF RIGHTS

27. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

28. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

                                 DEFINITIONS

29. "Landlord" as used in this lease shall include first party, its assigns and successors in title to the premises. "Tenant" shall include second party, his heirs and representatives, or its successors, as the case may be, and if this lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees, as to the premises covered by such assignment or sublease.

                            SPECIAL STIPULATIONS

30. In so far as the following stipulations conflict with any of the foregoing provisions, the following shall control:

                              RIGHT TO RELOCATE

    Landlord reserves the right to relocate tenant during the term of this lease or any renewal thereof to similar quality office space with DEKALB CORNERS CENTER office building. If Landlord exercises this right to relocate Tenant, then any and all costs incident to said relocation shall be the responsibility of Landlord, said costs to be determined prior to relocation of Tenant. (The purpose of this provision is to allow you to relocate a small tenant if you find a tenant who wants a large block of space which you would not have unless you relocated the small tenant.)

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                                LATE PAYMENTS

     Payments of rent received after the fifth day of the month may be assessed and additional 5% charge as a late payment penalty and shall be assessed an additional 5% charge for each month thereafter until paid in full. Acceptance by Landlord of a payment in an amount less than that which is currently due shall in no way affect Landlord's rights under this lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the nonpayment of rent when due an event of default hereunder.

                            LANDLORD'S LIABILITY

     Landlord's obligations and liability to Tenant with respect to this lease shall be limited solely to Landlord's interest in the property, and neither Landlord nor any officer, director or shareholder of Landlord shall have any personal liability whatsoever with respect to this lease.

                                 GEORGIA LAW

     This lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

                              SECURITY DEPOSIT

     Tenant has this day deposited with Landlord $*1,569.38* as security deposit for the performance by Tenant of all the terms, covenants and conditions of this lease upon Tenant's part to be performed, which sum without interest shall be returned to Tenant within thirty (30) days after expiration of the term hereof, provided Tenant has fully performed hereunder, Landlord shall have the right to apply any part of said deposit to cure any default of Tenant, and if Landlord does so Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease. In the event of a sale of the building or a lease of the building, subject to this lease, Landlord shall transfer the security to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security and Tenant shall look to the new Landlord solely for the return of said security and this provision shall apply to every transfer or assignment made of the security to a new Landlord. The security deposit under this lease shall not be assigned or encumbered by Tenant without the written consent of landlord and any such assignment or encumbrance shall be void.

                            RULES AND REGULATIONS

     Landlord may from time to time establish, amend, modify, delete or add reasonable rules and regulations for the use, safety, cleanliness and care of the premises and the building. Such rules and regulations,

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and any modifications thereof, shall be effective upon notice thereof to Tenant from Landlord. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the premises, at all times to abide by any such rules and regulations. In the event of any breach of any such rules and regulations, Landlord shall have all the remedies in this lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including, but not limited to, the right to enjoin any breach of such rules and regulations. The Landlord shall not be responsible to Tenant for the nonobservance by any other Tenant or person of any such rules and regulations.

This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any for ce or effect.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in duplicate, the day and year first above written.

Signed, sealed and delivered as
to Landlord, in the presence of:

                                           DeKalb Corners, a division of
--------------------------------           DeKalb Steel, Inc.
                                           (Landlord)

 /s/ Patricia R. Bennett                   By:  /s/ Kayla S. Jones
---------------------------------             ---------------------------
Notary Public                                 Kayla S. Jones
                                              Secretary/Treasurer

Signed, sealed and delivered as
to Tenant, in the presence of:


----------------------------------         ------------------------------
                                            (Tenant)

                                           By: /s/ Eli Szklanka
----------------------------------            ---------------------------
Notary Public                                 Eli Szklanka
                                              President
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                               DEKALB CORNERS
                                OFFICE CENTER
                           3469 LAWRENCEVILLE HWY.
                                  SUITE 202
                            TUCKER, GEORGIA 30085
                               PHONE 938-1980


June 1, 1995

ADDENDUM TO LEASE BETWEEN DEKALB CORNERS AND ASA TIRE SYSTEMS GROUP
-------------------------------------------------------------------

SUITE #103/1395 SQUARE FEET

DeKalb Corners has agreed to carpet and paint (2 paint colors) Suite #103, repair all existing lighting and door hardware and patch minor wall damage at their cost.

DeKalb Corners will also pay for the removal of one wall and the repair of existing walls in one specific room of Suite #103. Three phone jacks and ten electrical outlets will also be added. The total cost will be $1,729.00. This $1, 729.00 was originally to be paid for by ASA Tire Systems Group but will remain unamortized and not be charged to ASA unless they take advantage of the cancellation options.

ASA Tire Systems Group will be allowed to take advantage of the cancellation option only at the end of year one (12 months) with a payment of $4,081.52 or at the end of year two (24 months) with a payment of $2,040.76 (see attached figures). If either of these options are exercised the seurity deposit will be forfeited. This will be in addition to a ninety (90) day notice.

If ASA Tire Systems Group does not cancel this lease, the security deposit will be returned at the end of said lease provided there are no damages to the suite upon vacating the premises. In the event of a renewal of said lease, the security deposit will be held on account for the term of the new lease.

 /s/ Patricia R. Bennett                  /s/ Kayla S. Jones
-------------------------------          ------------------------------
Notary Public                            Kayla S. Jones
                                         Secretary/Treasurer

                                          /s/ Eli Szklanka
-------------------------------          ------------------------------
Notary Public                            Eli Szklanka
                                         President
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

Renovation Unamortized       1,729.00  (divided by)
                                 3.00  =
                               576.33  *

1st Year Cancellation          576.00  +
                               576.00  +
                             1,152.00  *

2nd Year Cancellation          576.00  +
                               576.00  *

Mark Turner Commission        4,394.27  (divided by)
                                  3.00  =
                              1,464.76

1st Year Cancellation         1,464.76  +
                              1,464.76  +
                              2,929.52  *

2nd Year Cancellation         1,464.76  +
                              1,464.76  *

Total Amount                  1,152.00  +
1st Year Cancellation         2,929.52  +
                              4,081.52  *

Total Amount                    576.00  +
2nd Year Cancellation         1,464.76  +
                              2,040.76  *

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